SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported) August 29, 2002
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                          NATIONAL R.V. HOLDINGS, INC.
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             (Exact name of registrant as specified in its charter)



       Delaware                         0-22268                      33-0371079
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(State or other jurisdiction       (Commission File No.)        (I.R.S. Employer
        of incorporation)                                        Identification
                                                                       No.)



                            3411 N. PERRIS BOULEVARD
                            PERRIS, CALIFORNIA 92571
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              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (909) 943-6007
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Item 5.  Other Events

     On August 29, 2002, National R.V. Holdings, Inc. (the "Company") along with its two wholly owned subsidiaries, Country Coach, Inc. and National R.V., Inc. entered into a secured revolving credit facility in the amount of $15,000,000.00 with UPS Capital Corporation, of which up to $7,000,000.00 is available for letter-of-credit purposes. The credit facility is also available for the repayment of existing debt and for general corporate and working capital needs. The credit facility with UPS Capital Corporation is secured by all of the assets (other than real property) of the Company, National R.V., Inc. and Country Coach, Inc. The credit facility contains, among other provisions, certain covenants, including a net worth covenant if the Company's excess availability under the facility drops below a particular level.

         On August 29, 2002, the Company obtained an advance under its new credit facility with UPS Capital Corporation. The proceeds of the advance were used to pay off its credit facility with Bank of America, N.A. which expired on August 15, 2002.


Item 7.  Exhibits

10.1     Loan and Security Agreement







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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                            NATIONAL R.V. HOLDINGS, INC.



                                            By:      /s/ Mark D. Andersen
                                                     Mark D. Andersen
                                                     Chief Financial Officer



Date:  August 29, 2002